As filed with the Securities and Exchange Commission on October 17, 2005
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	22-3802649
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Perryville Corporate Park
Clinton, New Jersey 08809-4000
(Address, including zip code, of registrant’s principal executive offices)

Stock Option Agreements Between
Foster Wheeler Inc. and Bernard H. Cherry dated
November 4, 2002 and December 23, 2003
(Full Title of the Plans)

Lisa Fries Gardner
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:
John J. Kelley III
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303-1763
404-572-4600

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Shares	17,750	$ 29.80	$500,450	$ 59.00

(1) Calculated in accordance with Rule 457(h), based upon the prices at which the options covered by the option agreements may be exercised.

This Registration Statement on Form S-8 relates to 17,750 common shares, par value $.01 per share (the “common shares”), of Foster Wheeler Ltd. (the “Company”), for issuance pursuant to the Stock Option Agreements between Foster Wheeler Inc. and Bernard H. Cherry dated November 4, 2002 and December 23, 2003.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” certain information that we file, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus and information that we file later with the SEC automatically will update and supersede such information.

We have filed the following documents with the SEC. They are incorporated by reference into this prospectus according to their respective dates.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2004, as amended;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2005 and July 1, 2005, as they may be amended;

3.
The description of our common shares contained in our Registration Statement on Form 8-A dated May 31, 2005, which incorporates the description by reference to our Current Report on Form 8-K filed on April 12, 2002, including any amendment or report filed for the purpose of updating such description; and

4.
Our Current Reports on Form 8-K filed on January 18, 2005, January 31, 2005, March 29, 2005, April 5, 2005, May 2, 2005, May 16, 2005, May 25, 2005, June 2, 2005, June 30, 2005, July 6, 2005, August 16, 2005, October 14, 2005 and October 14, 2005.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereunder have been sold or that deregister all securities then remaining unsold are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

You may request a copy of these filings (including exhibits that we have incorporated by reference) as well as any other filings we are required to deliver pursuant to Rule 428(b) of the Securities Act, at no cost, by writing or telephoning our executive offices at the following address:

Foster Wheeler Ltd.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
(908) 730-4000

We will deliver copies of all reports, proxy statements and other communications distributed to our stockholders generally to participants in the plan who do not otherwise receive such materials no later than the time such materials are sent to stockholders.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interests of Named Experts and Counsel.

Inapplicable.

Item 6. Indemnification of Directors and Officers.

Foster Wheeler Ltd. is a Bermuda company. Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company (although Foster Wheeler Ltd. has not agreed to indemnify its auditors even though permitted by Bermuda law). Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

Foster Wheeler Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty or willful misconduct, and it maintains liability insurance covering its directors and officers and those of its subsidiaries. Our bye-laws provide that our shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any of the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors' and officers' liability policy for such a purpose.

Item 7. Exemptions from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

Exhibit	Description

4.1	Memorandum of Association of Foster Wheeler Ltd. (filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated by reference herein)

4.2	Bye-laws of Foster Wheeler Ltd., amended November 29, 2004 (filed as Exhibit 99.3 to Foster Wheeler Ltd.'s Current Report on Form 8-K filed on December 2, 2004 and incorporated by reference herein)

4.3	Form of common share certificate (filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Current Report on Form 8-K filed on May 25, 2001 and incorporated by reference herein)

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1
Stock Option Agreement between Foster Wheeler Inc. and Bernard H. Cherry dated November 4, 2002 (filed as Exhibit 10.16 to Foster Wheeler Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 26, 2003 and incorporated by reference herein)

99.2
Stock Option Agreement between Foster Wheeler Inc. and Bernard H. Cherry dated December 23, 2003 (filed as Exhibit 10.17 to Foster Wheeler Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 26, 2003 and incorporated by reference herein)

99.3
Employment Agreement between Foster Wheeler Ltd. and Bernard H. Cherry dated as of September 23, 2002 (filed as Exhibit 10.4 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended September 27, 2002 and incorporated by reference herein)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 17, 2005.

FOSTER WHEELER LTD.

By:	/s/ Lisa Fries Gardner
Lisa Fries Gardner Vice President and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, John T. La Duc, Brian K. Ferraioli and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, this Registration Statement or one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any and all amendments, (including post-effective amendments) to such Registration Statement, for the registration of the securities covered hereby, in such forms as they or any one of them may approve, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	Director, Chairman of the Board,	October 17, 2005
Raymond J. Milchovich	President and Chief Executive Officer
(Principal Executive Officer)

/s/ John T. La Duc	Executive Vice President	October 17, 2005
John T. La Duc	and Chief Financial Officer
(Principal Financial Officer)

/s/ Brian K. Ferraioli	Vice President and Controller	October 17, 2005
Brian K. Ferraioli	(Principal Accounting Officer)

/s/ Eugene D. Atkinson
Eugene D. Atkinson	Director	October 17, 2005

/s/ Diane C. Creel
Diane C. Creel	Director	October 17, 2005

/s/ Roger L. Heffernan
Roger L. Heffernan	Director	October 17, 2005

/s/ Joseph J. Melone
Joseph J. Melone	Director	October 6, 2005

/s/ Stephanie Hanbury-Brown
Stephanie Hanbury-Brown	Director	October 10, 2005

/s/ James D. Woods
James D. Woods	Director	October 17, 2005

/s/ David M. Sloan
David M. Sloan	Director	October 8, 2005

EXHIBIT INDEX

Exhibit	Description

4.1	Memorandum of Association of Foster Wheeler Ltd. (filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated by reference herein)

4.2	Bye-laws of Foster Wheeler Ltd., amended November 29, 2004 (filed as Exhibit 99.3 to Foster Wheeler Ltd.'s Current Report on Form 8-K filed on December 2, 2004 and incorporated by reference herein)

4.3	Form of common share certificate (filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Current Report on Form 8-K filed on May 25, 2001 and incorporated by reference herein)

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1
Stock Option Agreement between Foster Wheeler Inc. and Bernard H. Cherry dated November 4, 2002 (filed as Exhibit 10.16 to Foster Wheeler Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 26, 2003 and incorporated by reference herein)

99.2
Stock Option Agreement between Foster Wheeler Inc. and Bernard H. Cherry dated December 23, 2003 (filed as Exhibit 10.17 to Foster Wheeler Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 26, 2003 and incorporated by reference herein)

99.3
Employment Agreement between Foster Wheeler Ltd. and Bernard H. Cherry dated as of September 23, 2002 (filed as Exhibit 10.4 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended September 27, 2002 and incorporated by reference herein)